UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2006

ENTRAVISION COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15997	95-4783236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 447-3870

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 27, 2006, Philip C. Wilkinson, President and Chief Operating Officer of Entravision Communications Corporation (the “Company”), entered into a pre-arranged sales trading plan pursuant to which the Wilkinson Family Trust (the “Trust”) will sell a portion of shares of the Company’s common stock held by the Trust. The plan was adopted pursuant to Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the Company’s policies regarding stock transactions. Transactions under the plan are intended to be disclosed publicly as required through applicable filings with the Securities and Exchange Commission.

Except as may be required by law, Entravision does not undertake to report future stock trading plans entered into by its officers or directors, nor to report modifications, terminations, transactions or other activities under the stock trading plans described above or of any other officer or director.

The information in this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, nor shall such information be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRAVISION COMMUNICATIONS CORPORATION

Date: December 1, 2006	By:	/s/ Walter F. Ulloa
Walter F. Ulloa Chairman and Chief Executive Officer